                                                                     EXHIBIT 4.8


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                                TPC CORPORATION
                       (FORMERLY TEJAS POWER CORPORATION)


                          AMENDMENT TO NOTE AGREEMENT


                         Dated as of November 15, 1996





    Re:            Note Agreement Dated as of March 15, 1994
                                      and
                   $35,000,000 Aggregate Principal Amount of
                        Senior Notes Due March 15, 2004

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                                TPC CORPORATION
                       (FORMERLY TEJAS POWER CORPORATION)

                          AMENDMENT TO NOTE AGREEMENT


  Re:              Note Agreement Dated as of March 15, 1994
                                      and
                   $35,000,000 Aggregate Principal Amount of
                        Senior Notes Due March 15, 2004

                                                                     Dated as of
                                                               November 15, l996




To the Purchasers Named on
         Schedule I hereto

Ladies and Gentlemen:

         Reference is made to the Note Agreement dated as of March 15, l994, as heretofore amended, (the "Note Agreement") between TPC Corporation, a Delaware corporation (formerly Tejas Power Corporation) (the "Company"), and you, under and pursuant to which $35,000,000 aggregate principal amount of Senior Notes Due March 15, 2004 (the "Notes") were originally issued.

         The Company desires to have the Holders of the Notes (the "Holders") waive certain Defaults under the Note Agreement and consent to the amendment of certain provisions of the Note Agreement as set forth below in the manner herein provided.

SECTION 1.          WAIVER.

         Section 1.1. Waiver The Holders hereby waive (a) any Default or Event of Default which may exist under Section 5.7(a) of the Note Agreement (i) for the fiscal quarter ended September 30, 1996; provided that the ratio of Income Available for Debt Service to Debt Service for such period shall have been not less than 1.12 to 1; and (ii) for the fiscal quarter ending December 31, 1996; provided that the ratio of Income Available for Debt Service to Debt Service for such period shall be not less than 1.15 to 1; and (b) any Default or Event of Default which may exist but for the amendments to the Note Agreement hereinafter set forth.






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SECTION 2.          AMENDMENT TO EXHIBIT B OF THE NOTE AGREEMENT.

         Section 2.1. Amendment to Exhibit B of the Note Agreement. Paragraph 14 of Exhibit B to the Note Agreement shall be amended by inserting the phrase "to the extent the same would result in a violation of Regulation G." at the end of the second sentence.

SECTION 3.          AMENDMENTS TO SECTION 5 OF THE NOTE AGREEMENT.

         Section 3.1. Amendment to Section 5.9. Section 5.9 of the Note Agreement shall be amended by the addition thereto of a new clause "(i)" which shall read as follows:

                          (i) Liens on the Seagull Collateral pursuant to the Seagull Loan Agreements.

         Section 3.2. Amendment to Section 5.12. Section 5.12 of the Note Agreement shall be amended by the addition thereto of a new clause "(i)" which shall read as follows:

                          (i) Investments by TPC Gathering & Transmission Company in Seahawk Gathering & Liquids Company represented by the Seahawk Notes.

         Section 3.3.     Amendment to Section 5.13.  Clause "(b)" of Section
5.13 of the Note Agreement shall be amended in its entirety to read as follows:

                          (b) Guaranties by the Seahawk Subsidiaries of the obligations incurred by the Company, the Seahawk Subsidiaries and TPC Gathering and Transmission Company in connection with the Seagull Acquisition under the Seagull Loan Agreements.

         Section 3.4. Amendment to Section 5.15. Section 5.15 of the Note Agreement shall be amended by addition thereto of the phrase hereinafter set forth immediately following the word "Affiliate" in the last line thereof:

                 or if no such comparable transaction exists, then on terms which are fair and equitable to the Company.

SECTION 4.          AMENDMENTS TO SECTION 8.1 OF THE NOTE AGREEMENT.

         Section 4.1. Amendment to Definition of "Subsidiary". The second sentence of the definition of "Subsidiary" shall be amended in its entirety to read as follows:

                 "Subsidiary" shall mean a subsidiary of the Company whose financial statements are consolidated with the financial statements of the Company in accordance with GAAP.





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         Section 4.2.     Amendment to Definition of "Unrestricted Subsidiary".
The definition of "Unrestricted Subsidiary" shall be amended by the addition thereto of a new sentence which shall read as follows:

                 For purposes of determinations pursuant to Section 5.12, Market Hub Partners, L.P. shall be deemed to be an Unrestricted Subsidiary.

         Section 4.3. Amendment to Definition of "Debt Service". The definition of "Debt Service" shall be amended by adding the following sentence after the last sentence of the definition:

                 For purposes of determinations pursuant to clause (ii) above, Debt Service shall not include (i) any principal payments on Debt which by the terms of the agreement pursuant to which such Debt has been issued may be reborrowed; or (ii) any scheduled payments or prepayments on Debt made with the sale of equity or the issuances of new Debt (including any renewal or extension of outstanding Debt).

         Section 4.4. Additional Definitions. Section 8.1 of the Note Agreement shall be amended by inserting the following definitions in Section
8.1 in the correct alphabetical order:

                 "Seagull Collateral" shall mean property of any kind (whether now existing or hereafter acquired) and which was generally or specifically described in the Seagull Loan Agreement and the related Security Documents as in effect on September 25, 1995. Capitalized terms used in this definition shall have the meaning set forth in the Seagull Loan Agreements.

                 "Seahawk Notes" shall mean collectively, (i) that certain Intercompany Note (Term A Facility) dated as of September 25, 1995, made by Seahawk Gathering & Liquids Company payable to the order of TPC Gathering & Transmission Company in the original principal amount of $60 million; and (ii) that certain Intercompany Note (Term B Facility) dated as of September 25, 1995, made by Seahawk Gathering & Liquids Company payable to the order of TPC Gathering & Transmission Company in the original principal amount of $60 million.

SECTION 5.          REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants that all representations and warranties set forth in Exhibit A to this Amendment to Note Agreement are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

SECTION 6.       CONDITIONS PRECEDENT.

         The effectiveness and validity of this Amendment is subject to the satisfaction of the following conditions precedent:

                 (a) Each Holder shall have received the following, all of which must be satisfactory in form and substance to such Holder:





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                          (i)    this Amendment to Note Agreement, duly
                 executed by the Company; and

                          (ii) an opinion of Baker & Botts, L.L.P., counsel to the Company, to the effect that this Amendment to Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                 (b) This Amendment to Note Agreement shall have been executed and delivered by the Holders of 51% in the aggregate principal amount of outstanding Notes.

SECTION 7.       MISCELLANEOUS.

         Section 7.1. Effective Date; Ratification. The amendments contemplated by this Amendment to Note Agreement shall be effective as of the date (the "Effective Date") upon which (a) all conditions set forth in Section 6 hereof have been satisfied, (b) the Company consummates the proposed amendment of its credit facilities with certain lenders, (c) each Purchaser shall have received a copy of such amendment entered into by the Company and those certain lenders, and (d) the fees and expenses of Chapman and Cutler shall have been paid by the Company. Except as amended herein, the terms and provisions of the Note Agreement are hereby ratified, confirmed and approved in all respects.

         Section 7.2. Successors and Assigns. This Amendment to Note Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holders and to the benefit of their successors and assigns, including each successive holder or holders of any Notes.

         Section 7.3. Counterparts. This Amendment to Note Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

         Section 7.4. Fees and Expenses. Whether or not the Effective Date occurs, the Company agrees to pay all reasonable fees and expenses of the Holders and special counsel to the Holders in connection with the preparation of this Amendment to Note Agreement.

         Section 7.5. No Legend Required. Any and all notices, requests, certificates and other instruments including, without limitation, the Notes, may refer to the Note Agreement or the Note Agreement dated as of March 15, l994 without making specific reference to this Amendment to Note Agreement, but nevertheless all such references shall be deemed to include this Amendment to Note Agreement unless the context shall otherwise require.





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         Section 7.6.     Governing Law.  THIS AMENDMENT TO NOTE AGREEMENT AND
THE NOTES SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 7.7. Waivers by the Company. THE COMPANY WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH EACH HOLDER OF NOTES HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT TO NOTE AGREEMENT, THE NOTE AGREEMENT OR THE NOTES; (B) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, INTENT TO ACCELERATE, ACCELERATION, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL DOCUMENTS, INSTRUMENTS, AND GUARANTIES AT ANY TIME HELD BY THE HOLDERS OF NOTES (OR ANY AGENT THEREFOR) ON WHICH THE COMPANY MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE HOLDERS OF NOTES MAY DO IN THIS REGARD; AND (C) NOTICE OF ACCEPTANCE HEREOF. THE COMPANY ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE HOLDERS' ENTERING INTO THIS AMENDMENT TO NOTE AGREEMENT AND THAT THE HOLDERS ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH THE COMPANY. THE COMPANY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AMENDMENT TO NOTE AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.





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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to
Note Agreement as of the day and year first above written.


                                         TPC CORPORATION


                                         By /s/ Robert D. Kincaid
                                         -----------------------------------
                                         Robert D. Kincaid
                                         Its  Treasurer


Accepted as of November 15, l996

                                         MASSACHUSETTS MUTUAL LIFE INSURANCE
                                         COMPANY



                                         By /s/ Richard C. Morrison
                                         -----------------------------------
                                         Richard C. Morrison
                                         Its Managing Director


                                         THE TRAVELERS INSURANCE COMPANY



                                         By /s/ Robert M. Mills
                                         -----------------------------------
                                         Robert M. Mills
                                         Its Investment Officer





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
                                   SCHEDULE I

                   NAME OF NOTEHOLDER                        PRINCIPAL AMOUNT OF NOTES OUTSTANDING
 Massachusetts Mutual Life Insurance Company                              $20,000,000
 The Travelers Insurance Company                                          $15,000,000





                                   SCHEDULE 1
                        (to Amendment to Note Agreement)

                         REPRESENTATIONS AND WARRANTIES


         The Company represents and warrants to each Purchaser as follows:

         1. Corporate Organization and Authority. The Company, and each Restricted Subsidiary, is a corporation or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

         2. Transaction is Legal and Authorized. The execution, delivery and performance of the Amendment to Note Agreement and compliance by the Company with all of the provisions of the Amendment to Note Agreement:

                 (a)      are within the corporate powers of the Company;

                 (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

                 (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Amendment to Note Agreement constituted the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         3. No Defaults. On the Effective Date of the Amendment to the Note Agreement (after giving effect thereto) no Default or Event of Default (as defined in the Note Agreement) has occurred and is continuing. Neither the Company nor any Restricted Subsidiary is in default in the payment of principal or interest on any Debt or is in default under any instrument or instruments or agreements under and subject to which any Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         4. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Amendment to Note Agreement or compliance by the Company with any of the provisions of the Amendment to Note Agreement.



                                   EXHIBIT A
                        (to Amendment to Note Agreement)